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                                                                     EXHIBIT 4.1


NO PAR VALUE              [LOGO OF TELEGROUP, INC.]            NO PAR VALUE
COMMON STOCK                                                   COMMON STOCK


INCORPORATED UNDER THE                                      SEE REVERSE FOR
LAWS OF THE STATE OF IOWA                                  CERTAIN DEFINITIONS


                     TELEGROUP, INC.                 CUSIP

                                COMMON STOCK

THIS CERTIFIES THAT

IS THE OWNER OF


  FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITHOUT PAR VALUE, OF

                                TELEGROUP, INC.

("Corporation") transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by the proper assignment. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                    Dated:


          President                             Countersigned and Registered:
                                                FIRST CHICAGO TRUST COMPANY
                          [CORPORATE SEAL]      OF NEW YORK
                                                Transfer Agent and Registrar,

                                                BY

          Secretary                             Authorized Signature
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                           [REVERSE OF CERTIFICATE]

                                TELEGROUP, INC.

     The Articles of Incorporation, as amended, of TELEGROUP, INC. on file in the office of the Secretary of State of Iowa set forth a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class of shares authorized to be issued, (b) the authority of the Board of Directors to fix and determine the relative rights and preferences of the shares of preferred stock which the corporation is authorized to issue and (c) the denial to shareholders of preemptive rights to acquire unissued or treasury shares of the Corporation. The Corporation will furnish a copy of such statement to the record holder of this certificate without charge on written request to the Corporation at its principal place of business or registered office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT -      Custodian
TEN ENT - as tenants by the                             -----          ------
            entireties                                 (Cust)         (Minor)
JT TEN - as joint tenants with right of          under Uniform Gifts to Minors
           survivorship and not as tenants       Act
           in common                                --------------------------
                                                         (State)

     Additional abbreviations may also be use though not in the above list.

     For value received,                          hereby sell, assign and

                           -------------------------

                       Please insert social security or
                     other identifying number of assignee
                     ------------------------------------

transfer unto /                                    /
               ------------------------------------------------------------

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(please print or typewrite name and address including postal zip code of assignee)

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                   Shares of the capital stock represented by the within
------------------
Certificate, and do hereby irrevocably constitute and appoint ------------------

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to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
       -----------------------

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     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.